                                                                 EXHIBIT 10.3(a)
                          AMENDED EMPLOYMENT AGREEMENT
                          ----------------------------

     Amended Employment Agreement, dated as of May 3, 1996, by and between U.S. Envirosystems, Inc., a Delaware corporation, (hereinafter referred to as the "Company") and Richard H. Nelson (hereinafter referred to as the "Executive"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

                              W I T N E S S E T H


     WHEREAS, the Company and the Executive executed that certain Employment Agreement dated December 3, 1993 (the "Employment Agreement"); and

     WHEREAS, the Company and the Executive now desire to amend the Employment Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 2 of the Employment Agreement shall be amended to read as follows:

          2. Term.
             ----

                    Unless sooner terminated as provided in the Employment
               Agreement, the term of employment of the Executive hereunder shall be for an initial period of five (5) years, commencing on October 15, 1996. Either the Executive or the Company may terminate this Amended Employment Agreement on October 14, 2001 by at least six months' prior notice to the other party. Subsequent to October 14, 1996, the term of employment shall continue on a year to year basis, provided that either party ,ay terminate the Agreement by not less than six months' prior written notice to the other given as any time. In the event that the Executive give notice of termination to the Company pursuant to this Section 2, the Company may terminate the Executive's employment and further obligations to thereafter compensate the Executive hereunder at any time after receipt of such termination notice during the last year of employment.

     2. Section 8(b)(2) of the Employment Agreement shall be amended to read as follows:

          For the purposes of this Amended Employment Agreement, the Non-Competitive Period shall mean the the period that the Executive is employed by the Company plus an additional two (2) years after the date that the Executive's employment is terminated hereunder.


     3. Except as herein specifically amended, all of the terms, covenants, provisions and conditions of the Employment Agreement shall continue to remain in full force and effect.

     4. This Amended Employment Amendment may be executed in two counterparts provided that such counterparts. Each such counterpart shall be construed together and shall constitute one Amended Employment Amendment binding upon all the parties hereto.

          IN WITNESS WHEREOF, the parties hereto, after being duly sworn, have executed this Amended Employment Agreement as of the date first above written.

                                    THE COMPANY:
                                    U.S. ENERGY SYSTEMS, INC.



                                    By  /s/Theodore Rosen
                                       -------------------



                                    THE EXECUTIVE:


                                      /s/Richard H. Nelson
                                    -------------------------
                                    Richard H. Nelson